EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

ANTILIA GROUP, CORP.

(the “Company”)

WHEREAS:

A.	RAMON PEREZ CONCEPCION has consented to step down from all officer positions within the Company and as a Member of the Board of Directors of the Company.

B.	ROBERT QIN PENG has consented to act as the new President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	RAMON PEREZ CONCEPCION has resigned from all officer and director positions with the Company.

2.	ROBERT QIN PENG, who has consented to act as President, Treasurer and Secretary of the Company and a Member of the Board of Directors of the Company, is appointed as President, Treasurer and Secretary of the Company and to serve as the sole Member of the Board of Directors of the Company.

Effective date: May 31, 2018

/s/ Ramon Perez Concepcion
RAMON PEREZ CONCEPCION

/s/ Robert Qin Peng
ROBERT QIN PENG